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EXHIBIT 2.1

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                          AGREEMENT AND PLAN OF MERGER

                                  By and Among

                                  XCEED, INC.,

                                METHODFIVE, INC.,

                                       and

                      THE STOCKHOLDERS OF METHODFIVE, INC.







                                February 8, 2000

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                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT (the "Agreement") is entered into as of this 8th day of February, 2000, by and among Xceed, Inc., a Delaware corporation ("Xceed"), Methodfive, Inc., a Delaware corporation (the "Company"), Adeo Ressi (the "Management Stockholder"), and the individuals and entities listed on Schedule A hereto (each individually referred to hereinafter as a "Non-Management Stockholder" and collectively referred to hereinafter as the "Non-Management Stockholders"). The Management Stockholder and each Non-Management Stockholder is sometimes referred to hereinafter as a "Stockholder" and collectively referred to hereinafter as the "Stockholders."

                                   WITNESSETH:

         WHEREAS, the authorized capital stock of the Company consists of 1,750,000 shares of Common Stock, $.01 par value (the "Company Stock"), 750,000 shares of Class A 8% Redeemable Convertible Preferred Stock, $.01 par value (the "Class A Preferred Stock") and 600,000 shares of Class B Redeemable Convertible Preferred Stock, $.01 par value (the "Class B Preferred Stock") of which 568,947 shares of Company Stock are issued and outstanding as of the date hereof, 418,500 shares of Class A Preferred Stock and 191,701 shares of Class B Preferred Stock (collectively, the "Company Preferred Stock") are issued and outstanding as of the date hereof;

         WHEREAS, the Stockholders who own Class A Preferred Stock have elected, pursuant to the terms thereof, to convert their shares of Class A Preferred Stock into shares of Company Stock at a conversion rate of one (1) share of Company Stock for each share of Company Preferred Stock and to waive any and all other rights to which such Stockholders may have been entitled pursuant to the terms of the Class A Preferred Stock;

         WHEREAS, the Stockholders who own Class B Preferred Stock have elected, pursuant to the terms thereof, to convert their shares of Class B Preferred Stock into shares of Company Stock at a conversion rate of one (1) share of Company Stock for each share of Company Preferred Stock and to waive any and all other rights to which such Stockholders may have been entitled pursuant to the terms of the Class B Preferred Stock;

         WHEREAS, the Stockholders will own an aggregate of 1,179,148 shares of Company Stock as set forth on Schedule A hereto, which shares represent all of the issued and outstanding shares of capital stock of the Company;

         WHEREAS, the Stockholders are the sole stockholders of the Company, and as such, each Stockholder desires to sell, assign, transfer and convey to Xceed all of each Stockholder's right, title and interest in and to the issued and outstanding shares of Company Stock pursuant to the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, there are issued and outstanding, as of the date hereof, options to acquire 198,186 shares of Company Stock (the "Methodfive Options") granted under the Company's 1999 Stock Option Plan (the "Company Option Plan");

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         WHEREAS, the Company and the Stockholders who own Series A Preferred
Stock are parties to a certain Investment Agreement dated as of December 28, 1998 (the "Class A Agreement");

         WHEREAS, the Company and the Stockholders who own Series B Preferred Stock are parties to a certain Investment Agreement dated as of October 5, 1999 (the "Class B Agreement") and a Strategic Alliance Agreement dated as of October 5, 1999 (the "Alliance Agreement");

         WHEREAS, the Company and the Stockholders are parties to a certain Stockholders Agreement dated as of October 5, 1999 (the "Stockholders Agreement");

         WHEREAS, the Company and the Stockholders have agreed, by execution hereof, to terminate the Class A Agreement, the Class B Agreement and the Stockholders Agreement;

         WHEREAS, the Company and the Stockholder who is a party to the Alliance Agreement have agreed, by execution hereof, to the assignment and assumption of the rights and obligations of the Company under such agreement to Xceed;

         WHEREAS, it is the desire of Xceed, based in part upon the foregoing, to purchase, obtain and acquire from the Stockholders all of each of such individual's right, title and interest in and to all of the issued and outstanding shares Company Stock pursuant to the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, the authorized capital stock of Xceed consists of 30,000,000 shares of common stock, par value $.01 per share (the "Xceed Stock"), and 1,000,000 shares of preferred stock, par value $.05 per share (the "Preferred Stock"), of which 19,365,221 shares of Xceed Stock were issued and outstanding as of the date hereof and 30,000 shares of Preferred Stock are issued and outstanding as of the date hereof;

         WHEREAS, the respective Boards of Directors of Xceed and the Company deem it advisable and in the best interests of Xceed and the Company and their respective stockholders that the Company merge with and into Xceed (the "Merger") pursuant to the terms of the Agreement and the applicable provisions of the laws of the State of Delaware;

         WHEREAS, the Stockholders are currently the only stockholders of the Company entitled to vote on the Merger and have unanimously voted in favor of the Merger as evidenced by the execution hereof by each such stockholder; and

         WHEREAS, the Merger is intended to be treated as a reorganization pursuant to the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the premises and mutual covenants, conditions and agreements contained herein and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:



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                                    ARTICLE I

                                 TERMS OF MERGER

         1.1 Merger. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as hereinafter defined in Section 2.1), the Company shall be merged with and into Xceed and the Stockholders shall transfer and convey to Xceed all of the Stockholders' right, title and interest in and to all of the issued and outstanding shares of Company Stock. The Stockholders hereby agree, upon the terms and subject to the conditions set forth herein, to transfer and deliver to Xceed (for cancellation) at the Closing (as hereinafter defined in Section 2.1) certificates, properly endorsed in blank or accompanied by a properly executed stock power, representing all of the issued and outstanding shares of Company Stock.

                  1.2 Consideration. In consideration of and in exchange for all of the issued and outstanding shares of Company Stock as set forth in
Section 1.1 above, Xceed shall:

                  (a) issue to the Stockholders, in the respective amounts set forth on Schedule 1.2 hereto, Xceed Stock having an aggregate value of Seventy Million Five Hundred Thousand Dollars ($70,500,000) (the "Stock Payment"). The number of shares of Xceed Stock issuable in connection with the Stock Payment shall be determined by dividing (i) the Stock Payment by (ii) $39.23, representing the average of the closing transaction price of the Xceed Stock for the fifteen (15) business days immediately preceding January 5, 2000, as quoted by the NASDAQ National Market System (the "Stock Price Divisor"); and

                  (b) pay to the Stockholders, in the respective amounts set forth on Schedule 1.2 hereto, Four Million Five Hundred Thousand Dollars ($4,500,000) in cash by certified cashier's check or bank wire transfer of legal currency of the United States in immediately available funds. The consideration payable under Sections 1.2(a) and (b) shall be referred to collectively hereinafter as the "Purchase Price" and the consideration per share of each outstanding share of Company Stock shall equal $63.61 and shall be referred to hereinafter as the "Price Per Share."

                  1.3 Effective Time of Merger. Subject to the terms and conditions of this Agreement, the certificate of merger, in substantially the form of Exhibit 1.3 (the "Certificate of Merger"), required by Section 251 of the Delaware General Corporation Law (the "DGCL") shall be duly executed and acknowledged by the Constituent Corporations (as hereinafter defined in Section 1.4) and thereafter delivered to the Secretary of the State of Delaware for filing pursuant to the DGCL on the Closing Date (as hereinafter defined). The Merger shall become effective (the "Effective Time") upon the filing of the Certificate of Merger with the Secretary of the State of Delaware.

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         1.4      Effects of the Merger.

(a) At the Effective Time: (i) the separate existence of the Company shall cease and the Company shall be merged with and into Xceed (the Company and Xceed are sometimes referred to herein as the "Constituent Corporations" and Xceed is sometimes referred to herein as the "Surviving Corporation"); (ii) the Certificate of Incorporation of Xceed as in effect immediately prior to the Effective Time shall continue to be the Certificate of Incorporation of the Surviving Corporation; and (iii) the Bylaws of Xceed as in effect immediately prior to the Effective Time shall continue to be the Bylaws of the Surviving Corporation.

(b) At and after the Effective Time, the Merger shall have the effects set forth in Section 259 of the DGCL. Without limiting the foregoing, at the Effective Time, Xceed as the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations, and all singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in Xceed as the Surviving Corporation and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall thenceforth attach to Xceed as the Surviving Corporation, and may be enforced against it to the same extent as if said debts and liabilities had been incurred by it.

         1.5 Directors and Officers of the Surviving Corporation. The directors and officers of Xceed immediately prior to the Effective Time shall continue to be the directors and officers of Xceed as the Surviving Corporation until their successors shall have been duly elected, appointed and/or qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and Bylaws of Xceed.

         1.6 Conversion of Capital Stock and Options. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of shares of Company Stock or shares of Xceed Stock:


(a) Xceed Stock. Each issued and outstanding share of Xceed Stock shall continue to be issued and outstanding and shall not be effected by the Merger.

                  (b) Conversion of Company Stock. Each share of Company Stock issued and outstanding as of the Effective Time shall be converted into shares of Xceed Stock as set forth on Schedule 1.2 hereto. All such shares of Company Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Xceed Stock to be issued or paid in consideration therefor upon the surrender of such certificate for exchange to Xceed at the Closing (as hereinafter defined).

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                  (c) Conversion of Company Stock Options. Each outstanding
Methodfive Option shall be converted into the right to acquire Xceed Stock and shall have the same terms and conditions to which such option was subject immediately prior to the Effective Time, except that each such option shall, upon conversion, be exercisable for the number of whole shares of Xceed Stock and at an exercise price determined: (i) with respect to the number of shares, by multiplying the number of shares of Company Stock subject to such option by the Conversion Ratio (as hereinafter defined); and (ii) with respect to the exercise price, by dividing the exercise price of the Methodfive Option prior to conversion by the Conversion Ratio (as hereinafter defined). The "Conversion Ratio" shall be equal to the quotient obtained by dividing the Price Per Share by the Stock Price Divisor.

         No fractional shares of Xceed Stock shall be issuable as a result of conversion of any Methodfive Option pursuant hereto. To the extent that application of the formula set forth above results in a fraction of a share, such fraction shall be rounded to the nearest whole share. The adjustment provided herein with respect to any Methodfive Options that are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be, effected in a manner that is consistent with the continued treatment of such options as "incentive stock options" under Section 424(a) of the Code.

1.7      Registration of Shares of Xceed Stock.

                  (a) Piggy-Back Registration. If, during the six (6) months following Closing, Xceed shall determine to prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement relating to an offering for its own account or the account of others under the Securities Act of 1933, as amended (the "Securities Act") of any of its equity securities, other than a registration statement on Form S-4 or Form S-8 (each as promulgated under the Securities Act) and including any successor forms or their then equivalents relating to equity securities (each, a "Registration Statement"), Xceed shall send to each Stockholder written notice of such determination (the "Registration Notice") and, if within thirty (30) days after receipt of such notice, any such Stockholder shall so request in writing (which request shall specify the number of shares of Xceed Stock intended to be sold by such Stockholder), Xceed shall cause to be included in the Registration Statement all of the shares of Xceed Stock which Xceed has been so requested to include by the Stockholder; provided, however, in the event that the Registration Statement relates to an underwritten public offering, if the managing underwriter(s) determines that marketing factors require limitation or exclusion of the shares of Xceed Stock owned by the Stockholders and objects to the inclusion of such shares of Xceed Stock in the Registration Statement, then if Xceed (after consultation with the managing underwriter(s)) determines to include in such Registration Statement fewer or none of such shares of Xceed Stock, then the number of shares of Xceed Stock of the Stockholders, to the extent permitted to be included in such Registration Statement, shall be reduced pro-rata among such Stockholders (based upon the total number of shares of Xceed Stock requested by the Stockholders to be included in the Registration Statement). To the extent that shares of Xceed Stock owned by the Stockholders are included in a Registration Statement that relates to an underwritten public offering, the right of a Stockholder to have its shares of Xceed Stock included therein shall be conditioned upon such Stockholder's participation in and agreement with the terms of such underwriting. Each Stockholder shall (together with Xceed and such other persons including securities in the Registration Statement) enter into an underwriting agreement in customary form with the underwriter(s) and shall use such Stockholder's best



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efforts to prepare and provide all documents and opinions required to be delivered thereunder in respect of their participation as selling securityholders in the subject offering. In the event that the managing underwriter(s) permits inclusion of a Stockholder's shares of Xceed Stock, but determines that marketing factors require a limitation on distribution of such securities, such Stockholder may be prohibited from selling such Stockholder's shares of Xceed Stock for a period of time (not to exceed 180) days following the effective date of the Registration Statement as required by the underwriter(s) and such Stockholder shall enter into an agreement with underwriter(s) to that effect.

                  (b) Additional Registration. In the event that Xceed has not filed a Registration Statement relating to the shares of Xceed Stock owned by the Stockholders or has filed a Registration Statement including less than all of the shares of Xceed Stock within the six (6) month period following the Closing, Xceed shall, within thirty (30) days thereafter, file a Registration Statement with the Commission under the Securities Act covering the shares of Xceed Stock owned by the Stockholders which have not been previously included in a Registration Statement and shall use its best efforts to: (i) respond timely to all comments received from the Commission on the Registration Statement and/or any documents incorporated by reference therein; (ii) cause such Registration Statement and any filings incorporated therein to be declared effective as promptly as practicable; and (iii) cause such Registration Statement to remain effective until the earlier of the second anniversary of the effective date thereof and the date on which all of the shares of Xceed Stock owned by the Stockholders have been sold. Xceed shall use its best efforts to qualify under the Securities Act for use of Form S-3 or any comparable or successor form. In the event that, at any time after any such Registration Statement is declared effective, Xceed determines that (i) the sale of Xceed Stock pursuant to such registration statement would require disclosure of information which in Xceed's judgment cannot be disclosed at that time without material disruption of a material corporate development or transaction or without other material adverse consequences to Xceed; or (ii) Xceed is unable to comply with the requirements of the Commission relating to such registration, the Stockholders shall, upon receipt of written notice of such determination, suspend sale of the Xceed Stock being sold pursuant to such registration statement for a period beginning on the date of receipt of such notice and expiring on the date upon which such information is disclosed to the public or ceases to be material or Xceed is able to comply with the applicable Commission requirements, as the case may be, and in either case as evidenced by a notice from Xceed to the Stockholder to that effect certified as true by the an officer of Xceed (a "Suspension Notice"); provided, further, however, that such deferral shall in no event be for a period exceeding ninety (90) days from the date Xceed makes such determination and such Deferral Notice may not be given more than once in any twelve-month period. Absent receipt of a Suspension Notice, the Stockholders shall be free to sell the Xceed Stock at any time after any such registration statement is declared effective without any prior notice to Xceed. Notwithstanding the foregoing, in the event that, prior to expiration of the six
(6) month period following the Closing, Xceed determines not to proceed with or otherwise terminates an underwritten offering to which a Registration Statement filed by Xceed hereunder relates, Xceed shall, within thirty (30) days of such determination or termination, as the case may be, file the Registration Statement otherwise required to be filed under this Subsection 1.7(b).

                  (c) Additional Obligations. As to any shares of Xceed Stock included in a Registration Statement pursuant hereto, Xceed covenants and agrees that:

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                           (i) Xceed shall immediately advise the Stockholders
in writing of the occurrence and time of occurrence of each of the following events: (A) the issuance by the Commission of an order declaring the Registration Statement effective; (B) any request by the Commission for an amendment of the Registration Statement as originally filed or as amended or as effective or for any amendment or supplement to the final prospectus or preliminary prospectus contained therein, or for any additional information with respect to the Registration Statement or such prospectus or any preliminary prospectus (C) any event, of which Xceed had knowledge, during the period of the effectiveness of the Registration Statement which requires that such final prospectus included in the Registration Statement be amended or supplemented in order to make the statements therein not misleading; (D) the refusal to qualify or the suspension of the qualification of such shares of Xceed Stock for offering or sale in any jurisdiction, or of the institution of any proceedings for such purpose; or (E) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order suspending or preventing the use of such final prospectus or any such preliminary prospectus, or the initiation of any proceedings for such purpose.

                           (ii) Xceed shall promptly amend or supplement the
Registration Statement at any time during the period of its effectiveness in order to make the statements therein not misleading, or as otherwise may be required by the Securities Act and the rules and regulations promulgated thereunder.

                           (iii) Xceed shall make every effort to prevent the
issuance of any such stop order and, if issued, to obtain the withdrawal thereof at the earliest practicable moment.

                           (iv) All expenses of the Registration Statement, and
all amendments and supplements thereto, provided for in this Section 1.8 (including, without limitation, Xceed's legal fees, accounting fees, printing costs and Commission filing fees), other than underwriting discounts and commissions, brokerage fees and fees of legal counsel for the Stockholders, shall be borne by Xceed.

                           (v) Xceed shall furnish such number of copies of the
prospectus as the Stockholders reasonably request in order to facilitate their disposition of the registered Xceed Stock.

                  (d) Indemnification Relating to Registration. Xceed shall indemnify each Stockholder, with respect to any registration, qualification or compliance effected pursuant hereto against all claims, losses, damages or liabilities (the "Losses") arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances under which they were made, or any violation or alleged violation by Xceed of the Securities Act or state securities laws and relating to action or inaction in connection with any such registration, qualification or compliance, and shall reimburse each Stockholder for reasonable legal and other expenses reasonably incurred in connection with investigating, preparing or defending any claim related thereto as incurred, provided that Xceed will not be liable in any such case to the extent that any

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untrue statement, omission or violation is made in reliance upon and in conformity with information furnished to Xceed in writing by or on behalf of any Stockholder.

                  Each Stockholder shall severally and not jointly indemnify Xceed, each of its directors, officers, employees underwriter (if any) and each person who controls Xceed within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, against all Losses, including any Losses incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case only to the extent that such untrue statement or omission is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with information furnished to Xceed in writing by or on behalf of such Stockholder, or any violation by such Stockholder of any rule or regulation promulgated under the Securities Act, the Exchange Act or state securities laws applicable to such individual and relating to action or inaction required of such individual in connection with any such registration, qualification or compliance, and shall reimburse Xceed, such directors, officers, employees and control persons for reasonable legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any claim related thereto as incurred.

                  If the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to any of the parties entitled thereto under this Agreement with respect to any Losses, then the indemnifying party, in lieu of indemnifying the party otherwise entitled to such indemnification, shall contribute to the amount paid of such Losses or payable by such parties in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the party otherwise entitled to such indemnification on the other in connection with the statements or omissions or actions that resulted in Losses as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the party otherwise entitled to indemnification shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the party otherwise entitled to such indemnification and the relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission of or by the indemnifying party or the party otherwise entitled to such indemnification.

                  (e) Legends, etc. All certificates for shares of Xceed Stock delivered under the terms of this Agreement shall bear the following legend:

"THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION, AN OPINION OF COUNSEL FOR OR SATISFACTORY TO (OR OTHER EVIDENCE SATISFACTORY TO) XCEED THAT REGISTRATION IS NOT REQUIRED OR A NO-ACTION LETTER FROM THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION

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The legend required hereunder shall remain in place until the declaration by the
Commission of the effectiveness of the Registration Statement, after which time Xceed shall cause such legend to be promptly removed upon presentment of a certificate by or on behalf of a Stockholder.

                  An appropriate stop-transfer order shall be noted on the records of Xceed's transfer agent with respect to the shares of Xceed Stock issued pursuant to this Agreement, which stop-transfer order shall remain in effect with respect to any shares of Xceed Stock until the declaration by the Commission of the effectiveness of the Registration Statement, at which time such stop-transfer order shall be lifted.

         1.8 Restrictions on Resale of Xceed Stock. Notwithstanding Section 1.7, the shares of Xceed Stock received by the Stockholders and the holders of Methodfive Options pursuant to this Agreement shall be issued by Xceed in reliance upon exemptions from the registration requirements of the Securities Act and may not be sold, assigned, pledged, hypothecated or transferred, or any interest therein conveyed to any other person, except in accordance with the registration provisions of the federal and state securities laws or applicable exemption therefrom, and the certificates representing such shares shall contain an appropriate legend to that effect.

         1.9 Tax-Free Reorganization. The parties intend that the Merger qualify as a reorganization under Section 368(a)(1)(A) of the Code. Unless required by a final determination of the Internal Revenue Service (or other governing body having jurisdiction over these matters) or a court of competent jurisdiction, the parties shall not take any position on any subsequently filed tax return inconsistent with this section. Each party hereto represents to each other that there exists no indebtedness between Xceed and the Company and that such party is not an investment company as defined in Subsections 368(a)(2)(F)(iii) and
(iv) of the Code. The parties hereby agree to comply with the reporting requirements of Treasury Regulation Section 1.368-3.

         In furtherance of the foregoing, Xceed hereby represents, warrants and covenants that:

         (a) it has no plan or intention to reacquire any Xceed Stock issued to the Stockholders;

         (b) it has no plan or intention to sell or otherwise dispose of any of the assets of the Company, except for transfers described in Section 368(a)(2)(C) of the Code;

         (c) there is no plan or intention by Xceed to acquire, directly or through parties related to Xceed (within the meaning of Section 1.368-1(c)(1) and (2) of the Treasury Regulations) shares of Xceed Stock issued to the Stockholders hereunder such that the continuity of interest requirement set forth in
                  Section 1.368-1(e) of the Treasury Regulations (the "Continuity of Interest Requirement") would be violated;

         (d) following the Closing, Xceed will continue the business of the Company in accordance with Section 1.368-1 of the Treasury Regulations;

         (e) prior to the Closing, the liabilities of the Company were incurred by the Company in the ordinary course of business;

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         (f)      the Company is not under the jurisdiction of a court in a
                  Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

         (g) as of the date hereof, the fair market value of the assets of the Company equal or exceed the sum of the liabilities of the Company; and

         (h) there is no plan or intention by the Stockholders to sell, exchange or otherwise dispose of shares of Xceed Stock received by them hereunder to Xceed or persons or parties related to Xceed such that the Continuity of Interest Requirement would be violated.

         1.10 Conflict of Interest of a Stockholder. Notwithstanding anything set forth herein to the contrary, in the event that, after the date hereof PricewaterhouseCoopers, a Non-Management Stockholder, determines in good faith, that its ownership of the Xceed Stock would cause PricewaterhouseCoopers to be in violation of any professional rules, regulations or standards of any regulatory, licensing or other organization to which PricewaterhouseCoopers is subject (the "Audit Regulations"), then, PricewaterhouseCoopers shall be permitted to sell or otherwise dispose of the shares of Xceed Stock issued to it hereunder and shall notify Xceed of such disposition within five (5) business days of making the determination to dispose of the Xceed Stock as contemplated herein.

         1.11 Election to Convert Preferred Stock. Each Stockholder who owns shares of Class A Preferred Stock and each Stockholder who owns shares of Class B Preferred Stock, by execution hereof, has elected to convert all of the shares of Company Preferred Stock respectively owned by such Stockholder into shares of Company Stock and to exchange such shares of Company Stock for shares of Xceed Stock as set forth herein.

         1.12 Termination and Assumption of Other Agreements. The Company and the Stockholders, by execution hereof, hereby agree to terminate the Class A Agreement, the Class B Agreement and the Stockholders Agreement, which termination shall be deemed to be effective simultaneously with execution hereof. The Company and the Stockholder that is a party to the Alliance Agreement, by execution hereof, hereby agree to the assignment and assumption of the rights obligations of the Company by Xceed under the Alliance Agreement.

                                   ARTICLE II

                                     CLOSING

         2.1 Date and Time of Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place simultaneously with execution hereof and shall be deemed to have occurred on the date hereof (the "Closing Date").

         2.2 Closing Documents. Simultaneously with execution hereof, the following documents shall be delivered:

             (a) Copies of Company and Stockholder Resolutions. Certified copies of resolutions duly adopted by the board of directors of the Company and the Stockholders


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authorizing the execution, delivery and performance of the terms of this
Agreement and all other necessary or proper corporate action to enable the Company to comply with the terms of this Agreement.

             (b) Certificates of Good Standing of the Company. Certified copies of certificates of good standing of the Company dated not more than five (5) business days prior to the Closing Date.

             (c) Delivery of Stock Certificates of the Company. Certificates representing all of the issued and outstanding capital stock of the Company, which certificates shall be properly endorsed in blank or shall be accompanied by a properly executed stock power.

             (d) Employment Agreement with Management Stockholder. An employment agreement between the Management Stockholder and Xceed.

             (e) Copies of Resolutions of Xceed. Certified copies of resolutions duly adopted by the board of directors of Xceed authorizing the execution, delivery and performance of the terms of this Agreement and all other necessary or proper corporate action to enable Xceed to comply with the terms of this Agreement.

             (f) Certificates of Good Standing of Xceed. Certified copies of certificates of good standing of Xceed dated not more than five (5) business days prior to the Closing Date.

             (g) Xceed Stock Certificates. Certificates representing the shares of Xceed Stock issuable pursuant hereto, which certificates shall be in the respective names of the Stockholders.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of the Company and the Management Stockholder. The Company and the Management Stockholder, except as specifically provided herein, represent and warrant to Xceed as follows:

                  (a) Authorization. The execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby have been duly authorized, adopted and approved by the board of directors of the Company and by the Management Stockholder. The Company has taken all necessary corporate action and has all of the necessary corporate power to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by an authorized officer of the Company on its behalf and assuming that this Agreement is the valid and binding obligation of Xceed, is the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor


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may be brought. The Management Stockholder represents and warrants that he has the ability to consummate the transactions contemplated hereby, that this Agreement has been duly executed and validly delivered by him and that this Agreement is the valid and binding obligation of such Management Stockholder, enforceable against such Management Stockholder in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (b) Organization; Subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and corporate authority to own and lease its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation in each jurisdiction where it owns or leases real property or conducts business, except where the failure to be so qualified would not have a material adverse effect on the business, operations, earnings, assets or financial condition of the Company. Set forth on Schedule 3.1(b) hereto is a true and correct list of each jurisdiction in which the Company is qualified to do business. The Company does not own any shares of capital stock or other interest in any corporation, partnership, association or other entity.

                  (c) Capitalization. The number of authorized, issued and outstanding shares of capital stock of the Company as of the date hereof is as set forth above in the recitals to this Agreement. The outstanding shares of Company Stock have been duly authorized, validly issued and are fully paid and non-assessable. The Management Stockholder is the sole legal and beneficial owner of 390,336 shares of Company Stock. The issued and outstanding shares of Company Stock owned by such Management Stockholder are owned free of preemptive rights and free and clear of any and all adverse claims, liens, mortgages, charges, security interests, encumbrances and other restrictions or limitations of any kind whatsoever. The Company has not issued any shares of capital stock which could give rise to claims for violation of any federal or state securities laws (including any rules or regulations promulgated thereunder) or the securities laws of any other jurisdiction (including any rules or regulations promulgated thereunder). As of the date hereof, except for the Methodfive Options, there are no options, warrants, calls, convertible securities or commitments of any kind whatsoever relating to the shares of the Company Stock subject hereto or any of the unissued shares of capital stock of the Company, and there are no voting trusts, voting agreements, stockholder agreements or other agreements or understandings of any kind whatsoever which relate to the voting of the capital stock of the Company. The Company Option Plan has been duly authorized and adopted by the board of directors of the Company and the Stockholders and the Methodfive Options have been duly authorized and validly issued in accordance with the terms of the Company Option Plan and applicable law.

                  (d) Financial Statements. The Company has heretofore delivered to Xceed unaudited financial statements of the Company as at December 31, 1999 (the "Financial Statements"). The Financial Statements present fairly, in all material respects, the financial position of the Company as of the respective dates indicated and the results of operations and


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cash flows of the Company for the respective periods indicated in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis.

                  (e) Owned Real Property. The Company does not own (of record or beneficially), nor does it have any interest in, any real property other than the leased real property set forth below.

                  (f) Leased Real Property; Tenancies. Set forth on Schedule 3.1(f) hereto is a true, correct and complete list of all of the leases and subleases (the "Real Property Leases") with respect to real property leased by the Company as lessee and used in the conduct of its business or otherwise (the "Leased Real Property"). Also set forth on Schedule 3.1(f) is a true, correct and complete list of the monthly or annual rental payments due thereunder as of the date hereof and the expiration dates thereof. The Company has delivered to Xceed true, correct and complete copies of each of the Real Property Leases. Except as set forth on Schedule 3.1(f), the Company is not required pursuant to the provisions of any of the Real Property Leases (or otherwise) to obtain the consent of any lessor with respect to the Leased Real Property prior to or in connection with consummation of the transactions contemplated hereby. Neither the Company nor, to the Company's or the Management Stockholder's knowledge, any third party is in default under any of the Real Property Leases. There are no subleases or subtenancies for any part of the Leased Real Property that shall remain in effect after the Closing Date and there is no third party which has any right to purchase, use or otherwise possess all or any part of the Leased Real Property.

                  (g) Title. The Company: (i) holds a valid and enforceable, in accordance with its terms, leasehold interest in the Leased Real Property; and
(ii) owns good and marketable title to all of the assets and properties reflected on the balance sheet of the Financial Statements or purchased by the Company after the date thereof, except supplies consumed or assets or properties sold in the ordinary course of business subsequent to the date thereof. To the Company's or the Management Stockholder's knowledge, the Leased Real Property is leased free of all adverse claims, liens, mortgages, charges, security interests, encumbrances and other restrictions or limitations of any kind whatsoever, except: (A) as stated in the Financial Statements (including the notes thereto); (B) for liens for taxes or assessments not yet due and payable or which are being contested by the Company in good faith; (C) for minor liens imposed by law for sums not yet due or which are being contested by the Company in good faith; and (D) for imperfections of title, adverse claims, charges, restrictions, limitations, encumbrances, liens or security interests that are minor and which do not detract from the value of the Leased Real Property subject thereto or which do not impair the operations of the Company or affect the present use of the Leased Real Property. There is no condemnation or eminent domain proceeding pending or, to the Company's or the Management Stockholder's knowledge, threatened against the Leased Real Property (or any part thereof). The Company has not made any commitments or received any notice, oral or written, from any public authority or other entity with respect to the taking or use of the Leased Real Property (or any part thereof), whether temporarily or permanently, for easements, rights-of-way or other public or quasi-public purposes or for any other purpose whatsoever nor is there any proceeding pending or, to the Company's or the Management Stockholder's knowledge, threatened which could materially adversely affect the zoning classification relating to such property or its use by the Company as of the date hereof. The assets reflected on the balance sheet of the Financial Statements and those purchased by the Company after the date thereof, are owned free and clear of all adverse claims,

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liens, mortgages, charges, security interests, encumbrances and other restrictions or limitations of any kind whatsoever, except: (A) as stated in the Financial Statements (including the notes thereto); (B) for liens for taxes or assessments not yet due and payable or which are being contested by the Company in good faith; (C) for minor liens imposed by law for sums not yet due or which are being contested by the Company in good faith; and (D) for imperfections of title, adverse claims, charges, restrictions, limitations, encumbrances, liens or security interests that are minor and which do not detract in any material respect from the value of any of the assets subject thereto or which do not impair the operations of the Company in any material respect or affect the present use of the assets in any material respect. The Company has not made any commitments or received any notice, oral or written, from any public authority or other entity with respect to the taking or use of any of the Company's assets, whether temporarily or permanently, for any purpose whatsoever, nor is there any proceeding pending or, to the Company's or the Management Stockholder's knowledge, threatened which could adversely affect any asset owned or used by the Company as of the date hereof.

                  (h) Condition of Assets. The Real Property Leases and all other documents and agreements pursuant to which the Company has obtained the right to use or occupy any real property, personal property or assets, are valid and enforceable in all respects in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. All licenses, permits and authorizations related to the location or operation of the business of the Company are in good standing and are valid and enforceable in all respects in accordance with their respective terms. There is not, under any of the foregoing instruments, documents or agreements, any existing default, nor is there any event which, with notice or lapse of time or both, would constitute a default arising through the Company or any third party which could:
(i) have a material adverse effect on the business, assets, operations, earnings, financial condition of the Company; or (ii) materially adversely affect its use of the Leased Real Property or the title to its assets. To the Company's or the Management Stockholder's knowledge, the Company is not in violation of and has complied with all applicable zoning, building or other codes, statutes, regulations, ordinances, notices and orders of any governmental authority with respect to the occupancy, use, maintenance, condition, operation and improvement of the Leased Real Property or assets, except where the failure to comply would not have a material adverse effect on the business, assets, operations, earnings, or financial condition of the Company. The Company's use of any improvements for the purposes for which any of the Leased Real Property or assets are being used as of the date hereof does not violate any such code, statute, regulation, ordinance, notice or order. The Company possesses all material licenses, certificates of occupancy, permits and authorizations required to be obtained by the Company with respect to the Company's operation and maintenance of the Leased Real Property or assets for all uses for which such property is or assets are operated or used by the Company as of the date hereof, except where the failure to do so would not have a material adverse effect on the business, assets, operations, earnings, or financial condition of the Company. All of the Leased Real Property or assets (whether owned or leased by the Company) are in good operating condition and repair, subject to normal wear and use and each such item is usable in a manner consistent with current use by the Company.

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                  (i)      Intellectual Property.

                           (i)      Schedule 3.1(i) hereto sets forth a true,
correct and complete list (including where applicable, the date of registration and the serial or registration number) of all registered and unregistered trademarks, service marks and trade names (including any applications for the same), registered and unregistered copyrights, and computer programs and software (whether or not protected by patent, copyright or otherwise) which are owned by, licensed by, used in or are material to the business of the Company (the "Intellectual Property") . With respect to each of the foregoing items, there is listed on Schedule 3.1 (i) hereto the following: (A) the extent of the Company's interest therein; (B) each agreement and all other documents evidencing the Company's interest therein; (C) the extent of the interest of any third party therein; and (D) each agreement and all other documents evidencing the interest of any third party therein.

                           (ii)     Except as set forth on Schedule 3.1(i)
hereto, the Company's right, title or interest in the Intellectual Property is free and clear of adverse claims, liens, mortgages, charges, security interests and encumbrances or other restrictions or limitations of any kind whatsoever.

                           (iii)    To the Company's and the Management
Stockholder's knowledge, the Company has not committed any acts of unfair competition or directly, indirectly, contributorily or by inducement, infringed upon any patent, trademark, service mark, trade name, copyright, computer program or software, or any other intellectual property, nor has the Company misappropriated any of the foregoing from any other person or entity or received from any other person or entity any notice, charge, claim or other assertion with respect thereto.

                           (iv)     The  Company  has not sent or  otherwise
communicated to any other person or entity any notice, charge, claim or other assertion of, nor has the Company any knowledge of, any present, impending or threatened infringement upon any of the Intellectual Property by any other person or entity, or misappropriation of any of the foregoing by any other person or entity, or any commission of acts of unfair competition by any other person or entity.

                  (j) Accounts Receivable. Schedule 3.1(j) hereto sets forth a true and complete list of the Company's accounts receivable (the "Accounts Receivable") as of December 31, 1999. Such schedule accurately and completely reflects the Accounts Receivable as of such date. The Accounts Receivable are valid, arose out of bona fide transactions in the ordinary course of business, and are the valid and binding obligations of the Company. There is no contest, claim or right of set-off contained in any written agreement with any account debtor relating to the amount or validity of any Account Receivable.

                  (k) Accounts Payable. Schedule 3.1(k) hereto sets forth a true, correct and complete list of the Company's accounts payable (the "Accounts Payable") as of December 31, 1999. Such schedule accurately, correctly and completely reflects the aggregate amount of Accounts Payable as of such date. Prior to the Closing Date, all outstanding Accounts Payable will have been paid by the Company in a manner consistent with past practice.

                  (l) Absence of Undisclosed Liabilities. Other than as set forth on the Financial Statements, the Company has not had nor does it have any liability of any nature



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whatsoever (other than as incurred in the ordinary course of business), whether accrued, absolute, contingent or otherwise and whether due or become due, which is required to be reflected in accordance with GAAP and which is material to the Company's business or the assets, or the operations, earnings or financial condition of the Company.

                  (m) Absence of Certain Changes or Events. Except as set forth on Schedule 3.1(m) and except as expressly set forth in this Agreement, the Company has not, since December 31, 1999:

                           (i) issued, sold, granted or contracted to issue, sell or grant any of its stock, notes, bonds, other securities or any option to purchase any of the same;

                           (ii) amended its articles of organization or bylaws;

                           (iii) made any capital expenditures or commitments for the acquisition or construction of any property, plant or equipment other than in the ordinary course of business of the Company;

                           (iv) entered into any material transaction in any way inconsistent with the past practices of its business or conducted its business in any manner inconsistent with its past practices;

                           (v) incurred any damage, destruction or any other loss to any of its property or assets in an aggregate amount exceeding Fifty Thousand Dollars ($50,000);

                           (vi) suffered any loss in an aggregate amount exceeding Fifty Thousand Dollars ($50,000) and, neither the Company nor the Management Stockholder has knowledge of any intention on the part of any client, dealer or supplier to discontinue its current relationship with the Company, the loss or discontinuance of which, alone or in the aggregate, could have a material adverse effect on the Company's business or the assets, or the operations, earnings, or financial condition of the Company;

                           (vii) modified, amended or altered any contractual arrangement with any client, dealer or supplier, the modification, amendment or alteration of which, alone or in the aggregate, could have a material adverse effect on the Company's business or the assets, or the operations, earnings, or financial condition of the Company;

                           (viii) incurred any material liability or obligation (absolute or contingent) or made any material expenditure other than in the ordinary course of business of the Company;

                           (ix) experienced any material adverse change in the Company's business or the assets, or the operations, earnings, or financial condition of the Company or experienced or have knowledge of any event which could have a material adverse effect on the Company's business or the assets, or the operations, earnings, or financial condition of the Company;

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                           (x) declared, set aside or paid any dividend or other
         distribution in respect of the capital stock of the Company;

                           (xi) redeemed, repurchased, or otherwise acquired any of its capital stock or securities convertible into or exchangeable for its capital stock or entered into any agreement with respect to any of the foregoing;

                           (xii) granted, conveyed, transferred, assigned or made any sale of Accounts Receivable or any accrual of liabilities outside of the ordinary course of its business;

                           (xiii) granted, conveyed, transferred, assigned or made any sale of any material interest in the Intellectual Property;

                           (xiv) purchased, disposed of or contracted to purchase or dispose of, or granted or received an option or any other right to purchase or sell, any of its property or assets, except in the ordinary course of business;

                           (xv) increased the rate of compensation payable or to become payable to the officers or employees of the Company, or increased the amounts paid or payable to such officers or employees under any bonus, insurance, pension or other benefit plan, or made any arrangements therefor with or for any of said officers or employees except for increases consistent with the Company's ordinary course of business or increases resulting from the application of existing formulas under existing plans, agreements or policies relating to employee compensation:

                           (xvi) adopted or amended any collective bargaining, bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation or other plan, agreement, trust, fund or arrangement for the benefit of its employees, except as otherwise required or permitted herein; or

                           (xvii) changed any material accounting principle, procedure or practice followed by the Company or changed the method of applying such principle, procedure or practice.

                  (n) Agreements. Set forth on Schedule 3.1(n) hereto is a true, correct and complete list of all contracts, agreements and other instruments material to the business or operation of the Company, including without limitation, those to which the Company is a party and those by which any of its property or the assets are bound. Copies of all such contracts, agreements and other instruments have heretofore been delivered or made available by the Company to Xceed. Other than as set forth on Schedule 3.1(n) and 3.1(f), there is no contract, agreement or other instrument to which the Company or the Management Stockholder is a party or which affects the assets, liabilities or outstanding securities of the Company, which is material to the business or operations of the Company. None of the foregoing agreements limits the freedom of the Company to compete in any line of business or with any person or other entity in any geographic region within or outside of the United States of America.

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                  Neither the Company, the Management Stockholder, nor any third party is in material default and no event has occurred which, with notice or lapse of time or both, could cause or become a material default by the Company, the Management Stockholder or any third party, under any contract, agreement, document or instrument to which the Company or the Management Stockholder is a party which is material to the business, assets or operations of the Company. Each contract, agreement, document or instrument to which the Company or the Management Stockholder is a party which is material to the business or operations of the Company is enforceable, in accordance with its terms, against all other parties thereto, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (o) Non-Contravention; Consents. Neither the execution and delivery of this Agreement by the Company and the Management Stockholder, nor consummation of the transactions contemplated hereby, does or will: (i) violate or conflict with any provision of the articles of incorporation or bylaws of the Company; (ii) violate or, with the passage of time, result in the violation of any provision of, or result in the acceleration of or entitle any party to accelerate any obligation under, or result in the creation an imposition of any lien, charge, pledge, security interest or other encumbrance upon any of the property or assets, which are material to the business or operation of the Company, pursuant to any provision of any mortgage, lien, lease, agreement, permit, indenture, license, instrument, law, order, arbitration award, judgment or decree to which the Company is a party or by which it or any of such property or assets are bound, the effect of which violation, acceleration, creation or imposition could have a material adverse effect on the business, assets, operations, earnings, financial condition of the Company; (iii) violate or conflict with any other restriction of any kind whatsoever to which the Company or the Management Stockholder is subject or by which any of their properties or assets may be bound, the effect of any of which violation or conflict could have a material adverse effect on the business, assets, operations, earnings, financial condition of the Company; or (iv) constitute an event permitting termination by a third party of any agreement to which the Company or the Management Stockholder is a party or is subject, which termination could have a material adverse effect on the business, assets, operations, earnings, or financial condition of the Company. Other than as expressly contemplated herein, no consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body is required in connection with the execution, delivery and performance of the terms of this Agreement and consummation of the transactions contemplated hereby.

                  (p) Employee Benefit Plans. Schedule 3.1(p) hereto sets forth a true, correct and complete list of all "employee benefit plans" as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "Benefit Plans") covering the employees of the Company (the "Employees"). Each Benefit Plan is in compliance in all material respects with all applicable provisions of law, including ERISA and the Code. There are no pending or, to the Company's or the Management Stockholder's knowledge, threatened claims against any Benefit Plan (except for claims for benefits payable in the normal operation of the Benefit Plans) that could give rise to any material liability to the Company. All material reports, notices and returns required to be filed with any governmental agency or provided to any person or entity with respect to the Benefit Plans have been timely filed, as

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applicable. The Company has never had and does not now have any Benefit Plan that is an employee pension plan (as defined in Section 3(2) of ERISA) nor does the Company contribute to any multiemployer pension or multiemployer welfare benefit plan (within the meaning of Section 3(37) of ERISA).

                  (q) Labor Relations. There are no agreements with or pending petitions for recognition of any labor union or association as the exclusive bargaining agent for any or all of the employees of the Company and no such petition has been pending at any time during the two (2) years prior to the date hereof. To the Company's or the Management Stockholder's knowledge, there has not been any organizing effort by any union or other group seeking to represent any employees of the Company as its exclusive bargaining agent at any time during the two (2) years prior to the date hereof. There are no labor strikes, work stoppages or other labor disputes now pending or threatened against the Company, nor has there been any such labor strike, work stoppage or other labor dispute or grievance at any time during the two (2) years prior to the date hereof. Neither the Company nor the Management Stockholder has any knowledge that any executive, key employee or any group of employees of the Company has stated that he or she, individually or as part of a group, plans to terminate his/her employment with the Company.

                  (r) Insurance. Schedule 3.1(r) hereto sets forth a true, correct and complete list of all insurance policies or binders of insurance or programs of self-insurance which relate to the business of the Company as of the date hereof. The coverage under each such policy and binder is in full force and effect. Neither the Company nor the Management Stockholder has knowledge of nor has the Company or the Management Stockholder received any notice of cancellation, termination, nonrenewal or disallowance of any claim thereunder or with respect thereto. Neither the Company nor the Management Stockholder has knowledge of any claim against the Company which could reasonably be expected to increase the insurance premiums payable by the Company under such policy or binder in excess of normal increases consistent with industry practices.

                  (s) Tax Matters. The Company has timely filed with the appropriate taxing authorities all returns (including, without limitation, information returns and other material information) in respect of Taxes required to be filed through the date hereof. The information contained in such returns is complete and accurate in all material respects. The Company has not requested any extension of time within which to file returns (including, without limitation, information returns) in respect of any Taxes. The Company has accurately computed and timely paid all Taxes for periods ending on or before the date hereof, or an adequate reserve has been established therefor, as set forth in Schedule 3.1(s). No liens for Taxes exist against any assets to be acquired by Xceed in the Merger. Xceed shall have no obligation or liability for or with respect to (a) any Taxes or other assessments imposed on the Company or any Stockholder as a consequence of the transactions contemplated by this Agreement all of which Taxes shall be paid by the Company, or each Stockholder, as the case may be, or (b) any other Taxes or assessments of the Company, or each Stockholder of any kind whatsoever or any penalties or interest with respect to such Tax liabilities. The Company has withheld or collected from each payment made to each of its employees, consultants, contractors and other payees the amount of Taxes required to be withheld and collected therefrom for all periods through the date hereof. Any liability for Taxes due and payable through the date of this Agreement for which no returns are due or have been filed (including, without limitation, property, payroll and withholding taxes) have been


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properly accrued or provided for on the books of the Company and will be paid by the Company. No material deficiencies for Taxes have been claimed, proposed, or assessed by any taxing or other governmental authority against the Company. There are no pending or, to the best knowledge of the Company, threatened audits, investigations or claims for or relating to any material liability in respect of Taxes, and there are no matters under discussion with any governmental authorities with respect to Taxes that, in the reasonable judgment of the Company, or its counsel is likely to result in a material amount of Taxes. The federal, state and local returns of the Company have never been audited, and the Company has not been notified that any taxing authority intends to audit a return for any other period. No extension of a statute of limitations relating to Taxes is in effect with respect to the Company. The Company: (i) has not been an includible corporation in an affiliated group that files consolidated income tax returns; (ii) is not a party to any tax-sharing agreements or similar arrangements; (iii) is not a "foreign person" as defined in section 1445(f)(3) of the Code; or (iv) has not made or become obligated to make, and will not, as a result of the Merger, make or become obligated to make, an "excess parachute payment" as defined in section 280G of the Code.

                  The term "taxes" or "tax" as used in this section or referred to elsewhere in this Agreement shall mean all taxes, charges, fees, levies, penalties, or other assessments, including without limitation, income, capital gain, profit, gross receipts, ad valorem, excise, property, payroll, withholding, employment, severance, social security, workers' compensation, occupation, premium, customs duties, windfall profits, sales, use, and franchise taxes, imposed by the United States, or any state, county, local or foreign government or any subdivision or agency thereof, and including any interest, penalties or additions attributable thereto.

                  (t) Compliance with Applicable Law. Other than as set forth on
Schedule 3.1(t), the Company has been and is in compliance with all foreign, federal, state and local laws, statutes, ordinances, rules and regulations applicable to the business, except where the failure to comply with which would not materially adversely affect the business, assets, operations, earnings, or financial condition of the Company or which would subject any officer or director of the Company to civil or criminal penalties or imprisonment. The Company has complied with the rules and regulations of all governmental agencies having authority over its business or its operations, including without limitation, agencies concerned with intra-state and interstate commerce, occupational safety and employment practices, except where the failure to comply would not have a material adverse effect on the business, operations, earnings, assets or financial condition of the Company. Neither the Company nor the Management Stockholder has any knowledge of or received any notice of violation of any such rule or regulation during the two (2) years prior to the date hereof which could reasonably be expected to result in any liability of the Company for penalties or damages or which could subject the Company to any injunction or government writ, order or decree. To the Company's or the Management Stockholder's knowledge, there are no facts, events or conditions that could reasonably be expected to interfere with, prevent continued compliance with or give rise to any liability under any foreign, federal, state or local governmental laws, statutes, ordinances or regulations applicable to the business, assets, operations, earnings, or financial condition of the Company, except where the failure to do so would not have a material adverse effect on the business, operations, earnings, assets or financial condition of the Company.

                  (u) Litigation. Except as set forth on Schedule 3.1(u) hereto, there is no action, suit, proceeding or investigation pending or, to the Company's or the Management


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Stockholder's knowledge, threatened, which could reasonably be expected to: (i)
restrict the Company or the Management Stockholder's ability to perform his respective obligations hereunder or could have a material adverse effect on the business, assets, operations, earnings, or financial condition of the Company; or (ii) result in material damages to the Company during the thirty-six (36) months following the date hereof. Neither the Company nor the Management Stockholder is in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, local or other governmental agency, authority, body, board, bureau, commission, department or instrumentality which could have a material adverse effect on the business, assets, operations, earnings, or financial condition of the Company.

                  (v) Permits. The Company holds all permits, licenses, orders and approvals of all federal, state or local governmental or regulatory authorities, agencies or bodies required for the conduct and operation of the Company's business as currently conducted, except where the failure to do so would not have a material adverse effect on the business, operations, earnings, assets or financial condition of the Company. All such permits, licenses, orders, and approvals are in full force and effect and no suspension, termination or revocation of any of the foregoing has been threatened. None of such permits, licenses, orders or approvals will be materially adversely affected by consummation of the transactions contemplated by this Agreement. The Company has no knowledge of nor has it received any notice of violation of any of such rules or regulations during the two (2) years prior to the date hereof which could reasonably be expected to result in any liability of the Company for penalties or damages or which could reasonably be expected to subject the Company to any injunction or governmental writ, order or decree.

                  (w) Unlawful Payments. Neither the Company, the Management Stockholder, nor any officer, director, employee, agent or representative of the Company (other than the Management Stockholder acting in his capacity as any of the foregoing) has made, directly or indirectly, any bribe or kickback, illegal political contribution, payment from corporate funds which was incorrectly recorded on the books and records of the Company, unlawful payment from corporate funds to governmental or municipal officials in their individual capacities for the purpose of affecting their action or the actions of the jurisdiction which they represent to obtain favorable treatment in securing business or licenses or to obtain special concessions of any kind whatsoever, or illegal payment from corporate funds to obtain or retain any business.

                  (x) Warranties. Except as required or implied by federal or state law or as otherwise disclosed on Schedule 3.1(x) hereto, the Company has not made, extended or otherwise represented that it would provide any express warranty with respect to the products or services sold, distributed or leased to its clients or customers.

                  (y) Officers, Directors and Employees. Schedule 3.1(y) hereto sets forth a true, correct and complete list of all of the officers, directors and employees of the Company as of the date hereof, including their respective names, titles, salaries and bonuses for the last two (2) years. The Company has also provided true, correct and complete copies of any employment agreements between the Company and any of the foregoing officers, directors and employees of the Company in effect as of the date hereof.

                  (z) Loans to or from Affiliates. Except as set forth on
Schedule 3.1(z) hereto, there exist no outstanding loans by the Company to any current or former officer, director, employee, consultant or stockholder of the Company or any affiliate of any of the foregoing.

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There are no outstanding loans to the Company by any current or former officer, director, employee, consultant or stockholder of the Company.

                  (aa) Clients, Vendors, Suppliers and Service Providers. The Company has provided to Xceed a true, correct and complete list of the clients, vendors, suppliers and service providers of the Company as of December 31, 1999 (the "Providers List"). Since December 31, 1999, there has not been any material adverse change in the business relationship of the Company with any of the persons or entities on the Providers List.

                  (bb)     Books and Records.

                           (i) The books of account and other financial records
of the Company are complete and have been maintained in accordance with good business practices.

                           (ii) All material corporate action of the Company's
board of directors (including any committees) and Stockholders of the Company since the date of the Company's incorporation has been authorized, approved and/or ratified in the minute books of the Company.

                  (cc) Bank Accounts. Set forth on Schedule 3.1(cc) is a true, correct and complete list of the names of each bank, savings and loan, or other financial institution, at which the Company maintains any account (including any cash contribution or similar accounts) and the names of all persons authorized to draw thereon or who have access thereto. Schedule 3.1 (cc) includes a true, correct and complete list of each credit or loan facility or guaranty established and/or maintained by or on behalf of the Company, including the amounts available to the Company under each such facility, the outstanding principal balance thereunder as of the date hereof, the interest rate applicable thereto and the maturity date thereof.

                  (dd) Investment Purpose. The Management Stockholder represents that such Management Stockholder is acquiring and will acquire, as the case may be, the shares of Xceed Stock issuable to him pursuant hereto solely for his own account for investment purposes only and not with a view toward resale or distribution thereof other than pursuant to an effective registration statement or applicable exemption from the registration requirements of the Securities Act. The Management Stockholder understands that such shares of Xceed Stock will be issued in reliance upon an exemption from the registration requirements of the Securities Act and that subsequent sale or transfer of such securities is prohibited absent registration or exemption from the provisions of the Securities Act. The Management Stockholder hereby agrees that he will not sell, assign, transfer, pledge or otherwise convey any of the shares of the Xceed Stock issuable to him pursuant hereto, except in compliance with the provisions of the Securities Act and in accordance with any transfer restrictions or similar terms set forth on the certificates representing such securities or otherwise set forth herein.

                  (ee) Agreements with Affiliates. Except as set forth on
Schedule 3.1(ee) hereto, the Company is not a party to any instrument, license, lease or other agreement, written or oral, with any officer, director or Stockholders of the Company.

                  (ff) Accuracy of Information Furnished. The Company and the Management Stockholder represent that no statement by the Company or the Management Stockholder set forth herein or in the exhibits or the schedules hereto, and no statement set forth in any certificate

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or other instrument or document required to be delivered by or on behalf of the
Company or the Management Stockholder pursuant hereto or in connection with the consummation of the transactions contemplated hereby, contained, contains or will contain any untrue statement of a material fact, or omits, omitted or will omit to state any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

                  3.2 Representations and Warranties of Non-Management Stockholders. Each Non-Management Stockholder represents and warrants to Xceed with respect to such Non-Management Stockholder as follows:

                  (a) Authorization. The execution, delivery and performance of this Agreement and consummation of the Merger have been duly authorized, adopted and approved by such Non-Management Stockholders. Each Non-Management Stockholder represents and warrants that such Non-Management Stockholder has the ability to consummate the Merger, that this Agreement has been duly executed and validly delivered by such Non-Management Stockholder and that this Agreement is the valid and binding obligation of such Non-Management Stockholder, enforceable against such Non-Management Stockholder in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (b) Title to Shares. Each Non-Management Stockholder hereby represents and warrants that the Non-Management Stockholder is the sole legal and beneficial owner of the number of shares of Company Stock as set forth in Schedule A hereto. Each Non-Management Stockholder hereby represents and warrants that the issued and outstanding shares of Company Stock owned by such Non-Management Stockholder are owned free of preemptive rights and free and clear of any and all adverse claims, liens, mortgages, charges, security interests, encumbrances and other restrictions or limitations of any kind whatsoever.

                  (c) Non-Contravention; Consents. Neither the execution and delivery of this Agreement by such Non-Management Stockholder, nor consummation of the Merger, does or will: (i) violate or conflict with any restriction of any kind whatsoever to which such Non-Management Stockholder is subject or by which any of his, her or its properties or assets may be bound, the effect of any of which violation of conflict could reasonably be expected to have a material adverse effect on the Company; (ii) constitute an event permitting termination by a third party of any agreement to which any of the Non-Management Stockholders is a party or is subject, which termination could reasonably be expected to have a material adverse effect on the Company, (iii) or violate or conflict with any agreement or contract to which any Non-Management Stockholder is a party, which violation or conflict could reasonably be expected to have a material adverse effect on the Company. No consent, authorization, order, or approval of, or filing or registration with, any governmental commission, board, or other regulatory body is required in connection with the execution, delivery and performance by any Non-Management Stockholder of the terms of this Agreement and the consummation by any Non-Management Stockholder of the Merger.

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                                                                  EXECUTION COPY


                  (d) Litigation. There is no action, suit, proceeding or investigation pending or, to the knowledge of each Non-Management Stockholder, threatened, which could restrict such Non-Management Stockholder's ability to perform his or her respective obligations hereunder or could have a material adverse effect on the business, assets, operations, earnings, or financial condition of the Company.

                  (e) Investment Purpose. Each Non-Management Stockholder represents that such Non-Management Stockholder is acquiring the shares of Xceed Stock issuable to such Non-Management Stockholder pursuant hereto solely for his, her or its own account, for investment purposes only and not with a view toward resale or distribution thereof other than pursuant to an effective registration statement or applicable exemption from the registration requirements of the Securities Act. Each Non-Management Stockholder understands that such shares of Xceed Stock will be issued in reliance upon an exemption from the registration requirements of the Securities Act and that subsequent sale or transfer of such securities is prohibited absent registration or exemption from the provisions of the Securities Act. Each Non-Management Stockholder hereby agrees that such Non-Management Stockholder will not sell, assign, transfer, pledge or otherwise convey any of the shares of the Xceed Stock issuable to him or it, as the case may be, pursuant hereto, except in compliance with the provisions of the Securities Act and in accordance with any transfer restrictions or similar terms set forth on the certificates representing such securities or otherwise set forth herein.

         3.3 Additional Investment Representations. Each Stockholder represents and warrants to Xceed as follows:


                  (a) Receipt of Information. The Stockholder has received full and fair disclosure and has carefully read in entirety: (i) the Certificate of Incorporation and Bylaws of Xceed (the "Formation Documents"); (ii) the Annual Reports of Xceed on Form 10-K for the fiscal years ended August 31, 1997, 1998 and 1999, the Quarterly Report of Xceed on Form 10-Q for the period ended November 30, 1999 and the Current Reports of Xceed on Form 8-K filed under the Exchange Act of 1934 by Xceed with the Commission for and during Xceed's three most recent fiscal years; (iii) any and all information necessary to verify the accuracy and completeness of the representations, warranties and covenants made by Xceed herein; and (iv) written or verbal answers to all questions submitted to Xceed regarding acquisition of the Xceed Stock. The Stockholder has relied only on this information and has not been furnished with any other documents, offering literature, memorandum or prospectus. Such Stockholder represents that the information that Xceed has made available to such Stockholder is all of the information which such Stockholder deemed material to making an informed decision in connection with the acquisition of the Xceed Stock. The Stockholder acknowledges that Xceed has afforded such Stockholder the opportunity to ask questions of and receive answers from Xceed and other persons acting on its behalf, concerning this Agreement and acquisition of the shares of Xceed Stock issuable hereunder and to obtain any additional information necessary to verify the accuracy of the information disclosed to the Stockholder. Further, the Stockholder represents that no statement, printed material or inducement was given or made by Xceed or anyone on its behalf which is contrary to the information otherwise disclosed to such Stockholder.

                                                                  EXECUTION COPY


                  (b) Accredited Stockholder Status. The Stockholder is an "accredited investor" as set forth in Rule 501(a) of Regulation D under the Securities Act. The Stockholder: (i) has such knowledge and experience in financial and business matters that such Stockholder is capable of evaluating the merits and risks of acquiring the shares of Xceed Stock; and (ii) is able to bear the economic risk of losing the Stockholder's entire investment in the shares of Xceed Stock.

                  (c) Risks. The Stockholder is familiar with the nature and extent of the risks inherent in investments in securities that have not been the subject of registration under the Securities Act and in the business in which Xceed engages and has determined that acquisition of the shares of Xceed Stock is consistent with such Stockholder's investment objectives and income prospects.

                  (d) Information Provided by the Stockholders. All of the information which the Stockholder has provided to Xceed concerning such Stockholder, such Stockholder's financial position and such Stockholder's knowledge of financial and business matters is correct and complete as of the date hereof. The Stockholder agrees that financial and other information provided to Xceed concerning such Stockholder may be disclosed by Xceed to any persons or entities that may enter into a transaction with Xceed. Except for Jupiter Communications, Inc., the Stockholder further agrees, if requested by Xceed or its authorized representative, to provide bank references or other confirming information concerning the Stockholder's financial condition as may be reasonably requested by Xceed.

         3.4 Representations and Warranties of Xceed. Xceed represents and warrants to the Company and the Stockholders as follows:

                  (a) Authorization. The execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby have been duly authorized, adopted and approved by the board of directors of Xceed. Xceed has taken all necessary corporate action and has all of the necessary corporate power to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the officers of Xceed on behalf of Xceed and, assuming that this Agreement is the valid and binding obligation of the Company and the Stockholders, is the valid and binding obligation of Xceed, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (b) Organization. Xceed is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Xceed has the corporate power and corporate authority to own and lease its properties and assets, and to carry on its business as it is now being conducted. Xceed is duly qualified to do business as a foreign corporation in each jurisdiction where it owns or leases real property or conducts business, except where the failure to be so qualified would not have a material adverse effect on the business, operations, earnings, assets or financial condition of Xceed.

                                                                  EXECUTION COPY


                  (c) Capitalization. The number of authorized, issued and outstanding shares of capital stock of Xceed as of the date hereof is as set forth above in the recitals to this Agreement. The outstanding shares of Xceed Stock have been duly authorized and validly issued and are fully paid and nonassessable. As of the date hereof, the number of shares of capital stock that Xceed is currently authorized to issue is adequate to permit Xceed to fulfill its obligations hereunder with respect to issuance of the shares of Xceed Stock to the Stockholders pursuant hereto. On the Closing Date, the shares of Xceed Stock issuable to the Stockholders pursuant to Section 1.2 will be duly authorized, validly issued, fully paid and nonassessable. Xceed has not issued any shares of capital stock which could give rise to claims for violation of any federal or state securities laws (including any rules or regulations promulgated thereunder) or the securities laws of any other jurisdiction (including any rules or regulations promulgated thereunder). As of the date hereof, except as set forth in Section 1.2(d) hereto, there are no options, warrants, calls, convertible securities or commitments of any kind whatsoever relating to the shares of Xceed Stock subject hereto.

                  (d) Non-Contravention; Consents. Neither the execution and delivery of this Agreement by Xceed, nor consummation of the transactions contemplated hereby, does or will: (i) violate or conflict with any provision of the certificate of incorporation or bylaws of Xceed; (ii) violate or conflict with any material provision of any mortgage, lien, lease, agreement, permit, indenture, license, instrument, law, order, arbitration award, judgment or decree to which Xceed is a party or by which it or the property or assets which are material to its business or operation are bound, the effect of any of which violation would have a material adverse effect on the business, assets, operations, earnings, financial condition of the Company; (iii) violate or conflict with any other restriction to which Xceed is subject or by which any of the property or assets which are material to the business or operation of Xceed may be bound, the effect of any of which violation or conflict would have a material adverse effect on the business, assets, operations, earnings, financial condition of the Company; or (iv) constitute an event permitting termination of any agreement to which Xceed is subject by any other party thereto, if in any such circumstance such termination could have a materially adverse affect on the ability of Xceed to fulfill its obligations hereunder. Other than as provided herein, no consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body is required in connection with the execution, delivery and performance of the terms of this Agreement by Xceed and consummation by Xceed of any of the transactions contemplated hereby.

                  (e) Litigation. There is no action, suit, proceeding or investigation pending against or related to Xceed, nor, to the best knowledge of Xceed, has Xceed been threatened with any such action, suit, proceeding or investigation, which would restrict the ability of Xceed to perform its obligations hereunder or which would have a material adverse effect on the business, assets, operations, earnings, or financial condition of Xceed. Xceed is not in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, local or other governmental agency, authority, body, board, bureau, commission, department or instrumentality which could have a material adverse effect on the business, assets, operations, earnings, or financial condition of Xceed.

                  (f) Accuracy of Information Furnished. No statement by Xceed set forth herein or in the exhibits or the schedules hereto, and no statement set forth in any certificate or

                                                                  EXECUTION COPY

other instrument or document required to be delivered by or on behalf of Xceed pursuant hereto or in connection with consummation of the transactions contemplated hereby, contained, contains or will contain any untrue statement of a material fact, or omitted, omits or will omit to state any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

                  (g) Compliance with Applicable Law. Xceed has been and is in compliance with all foreign, federal, state and local laws, statutes, ordinances, rules and regulations (including without limitation the Securities Act and the Securities Exchange Act of 1934, as amended) as of the date hereof, the failure to comply with which would materially adversely affect the business, assets, operations, earnings, or financial condition of Xceed or which would subject any officer or director of Xceed to civil or criminal penalties or imprisonment. Xceed has complied with the rules and regulations of all governmental agencies having authority over its business or its operations, including without limitation, agencies concerned with intra-state and interstate commerce, occupational safety, environmental protection and employment practices, except where the failure to comply would not have a material adverse effect on the business, operations, earnings, assets or financial condition of Xceed. Xceed has no knowledge of and has not received any notice of violation of any such rule or regulation during the two (2) years prior to the date hereof which would result in any liability of Xceed for penalties or damages or which would subject it to any injunction or government writ, order or decree. To the best knowledge of Xceed, there are no facts, events or conditions that could interfere with, prevent continued compliance with or give rise to any liability under any foreign, federal, state or local governmental laws, statutes, ordinances or regulations applicable to the business, assets, operations, earnings, or financial condition of Xceed, except where the failure to do so would not have a material adverse effect on the business, operations, earnings, assets or financial condition of Xceed.

                  (h) No Material Adverse Change. No material adverse change in the business, operations, affairs, properties, assets, existing and potential liabilities, obligations, profits or financial condition of Xceed has occurred since August 31, 1999.

                  (i) Employee Benefit Plans. Schedule 3.4(i) hereto sets forth a true, correct and complete list of all "employee benefit plans" as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "Xceed Benefit Plans") covering the employees of Xceed (the "Xceed Employees"). Each Xceed Benefit Plan is in compliance in all material respects with all applicable provisions of law, including ERISA and the Code. There are no pending or, to Xceed's knowledge, threatened claims against any Xceed Benefit Plan (except for claims for benefits payable in the normal operation of the Xceed Benefit Plans) that could give rise to any material liability to Xceed. All material reports, notices and returns required to be filed with any governmental agency or provided to any person or entity with respect to the Xceed Benefit Plans have been timely filed. Xceed has never had and does not now have any Xceed Benefit Plan that is an employee pension plan (as defined in Section 3(2) of ERISA) nor does Xceed contribute to any multiemployer pension or multiemployer welfare benefit plan (within the meaning of Section 3(37) of ERISA).

         3.5 Survival of Representations and Warranties. The representations and warranties set forth in Sections 3.1 through 3.4 hereof shall survive until the close of business on the sixtieth (60th) day following the first anniversary of the Closing Date, provided that, notice or demand

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                                                                  EXECUTION COPY

with respect to any alleged breach thereof is given as required pursuant to
Article VI hereof; and further provided that, with respect to claims for damages arising out of any misrepresentation or breach of warranty made by the Company and the Management Stockholder relating to taxes, notice shall have been given on or before the close of business on the sixtieth (60) day following the later to occur of: (i) the expiration date of the statute of limitations applicable to any indemnified federal, state or local tax liability; and (ii) the final determination of any such tax liability, including the final administrative and/or judicial determination thereof.

                                   ARTICLE IV

                           INDEMNIFICATION AND CLAIMS

         4.1      Indemnification by the Management Stockholder.

                  (a) Subject to Sections 4.1(b) and 4.1(c) hereof, the Management Stockholder hereby agrees, except as otherwise specifically provided throughout this Agreement with respect to representations and warranties made by the Management Stockholder as to which such Management Stockholder hereby agrees, to indemnify and hold harmless Xceed against and in respect of all damages, claims, losses and expenses (including, without limitation, reasonable attorneys' fees and disbursements) reasonably incurred by Xceed (all such amounts may hereinafter be referred to as the "Damages") arising out of: (i) any misrepresentation or breach of any representation or warranty made by the Company or the Management Stockholder pursuant to the provisions of this Agreement or in any written statement, certificate or other document furnished by the Company or the Management Stockholder pursuant to this Agreement and the schedules or exhibits hereto; and (ii) the nonperformance or breach of any covenant, agreement or obligation of the Company or the Management Stockholder contained in this Agreement which has not been waived by Xceed in writing. The Management Stockholder shall have no right to seek contribution from the Company in the event that he is required to make any payments hereunder.

                  (b) Subject to Section 3.5 hereof, the Management Stockholder shall be obligated to indemnify Xceed pursuant to this Section 4.1 with respect to claims for Damages as to which Xceed shall have given written notice to the Company and the Management Stockholder on or before the close of business on the sixtieth (60) day following the first anniversary of the Closing Date. The Management Stockholder shall be obligated to indemnify Xceed with respect to claims for Damages arising out of any misrepresentation or breach of warranty made by the Company or the Management Stockholder relating to Subsection 3.1(s) as to which Xceed shall have given notice on or before the close of business on the sixtieth (60) day following the later of: (i) the expiration date of the statute of limitations applicable to any indemnified federal, state, foreign or local tax liability; or (ii) the final determination of any such tax liability, including the final administrative and/or judicial determination thereof.

                  (c) Notwithstanding the indemnification provided pursuant to Subsection 4.1 (a) and 4.1(b) above, no amount shall be payable by the Management Stockholder in indemnification hereunder or under any other provision of this Agreement unless the aggregate amount of such Damages in respect of which the Company or the Management Stockholder would be liable, but for operation and application of the provisions of this Section 4.1(c),

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exceeds on a cumulative basis One Hundred Thousand Dollars ($100,000) and then only to the extent of such excess and/or in excess of the Purchase Price payable to the Management Stockholder.

                  (d) In any case where the Management Stockholder has indemnified Xceed for any Damages and Xceed recovers from a third party all or any part of the amount so indemnified by the Management Stockholder, Xceed shall promptly reimburse to the Management Stockholder the amount so recovered.

         4.2      Indemnification by the Non-Management Stockholders.

                  (a) Subject to Section 4.2(b), and 4.2(c) hereof, each Non-Management Stockholder hereby agrees, severally and not jointly, to indemnify and hold harmless Xceed against and in respect of all Damages arising out of: (i) any misrepresentation or breach of any representation or warranty made by such Non-Management Stockholder pursuant to the provisions of this Agreement or in any written statement, certificate or other document furnished by such Non-Management Stockholder pursuant to this Agreement and schedules or exhibits hereto; and (ii) the nonperformance or breach of any covenant, agreement or obligation of such Non-Management Stockholder contained in this Agreement which has not been waived by Xceed in writing. The Non-Management Stockholders shall have no right to seek contribution from the Company in the event that they are required to make any payments hereunder.

                  (b) Subject to Section 3.5 hereof, the Non-Management Stockholders shall be obligated to indemnify Xceed pursuant to this Section 4.2 with respect to claims for Damages as to which Xceed shall have given written notice to the Non-Management Stockholders on or before the close of business on the sixtieth (60) day following the first anniversary of the Closing Date.

                  (c) Notwithstanding the indemnification provided pursuant to Subsection 4.2(a) and 4.2(b) above, no amount shall be payable by the Non-Management Stockholders in indemnification hereunder or under any other provision of this Agreement unless the aggregate amount of such Damages in respect of which the Non-Management Stockholders would be liable, but for operation and application of the provisions of this Section 4.2(c), exceeds on a cumulative basis Fifty Thousand Dollars ($50,000) and then only to the extent of such excess. Notwithstanding anything to the contrary contained herein, no amount shall be payable by any Non-Management Stockholder in indemnification hereunder or under any other provision of this Agreement in excess of the Purchase Price payable to such Non-Management Stockholder.

         4.3 Claims Against Xceed. With respect to claims or demands by third parties, whenever Xceed shall have received notice that such a claim or demand has been asserted or threatened which, if valid, would be subject to indemnification under Section 4.1 or 4.2 hereof, Xceed shall timely and as soon as reasonably possible, notify the Management Stockholder or the Non-Management Stockholders, as applicable, of such claim or demand and of all relevant facts within its knowledge which relate thereto. The Management Stockholder or the Non-Management Stockholders shall then have the right at their own expense to undertake the defense of any such claims or demands utilizing counsel selected by the Management Stockholder or the Non-Management Stockholders, as applicable, and approved by Xceed, which


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approval shall not be unreasonably withheld. Neither Xceed nor its successors or assigns shall admit any liability with respect to any such claim or demand or settle, compromise, pay or discharge the same without the prior written consent of the Management Stockholder or the Non-Management Stockholders, as applicable so long as such party is contesting or defending the same in good faith, and Xceed (and its successors and assigns) shall cooperate with the Management Stockholder or the Non-Management Stockholders, as applicable, in the contest and defense thereof and shall accept any settlement thereof recommended by the Management Stockholder or the Non-Management Stockholders, as applicable, so long as such party shall pay or provide for the full amount thereof. In the event that the Management Stockholder or the Non-Management Stockholders, as applicable should fail to give notice of the intention to undertake the defense of any such claim or demand within fifteen (15) days after receiving notice that it has been asserted or threatened, Xceed shall have the right to reasonably defend, satisfy and discharge the same by payment, compromise or otherwise and shall give written notice of any such payment, compromise or settlement to the Management Stockholder or the Non-Management Stockholders, as applicable.

         4.4      Indemnification by Xceed.

                  (a) Subject to Section 4.4(b) hereof, Xceed hereby agrees to indemnify and hold harmless the Company and the Stockholders against and in respect of all damages, claims, losses and expenses (including without limitation, reasonable attorneys' fees and disbursements) reasonably incurred by the Stockholders with respect thereto (all such amounts may hereinafter be referred to as "Stockholder Damages") arising out of: (i) any misrepresentation or breach of any representation or warranty made by Xceed pursuant to the provisions of this Agreement or in any statement, certificate or other document furnished by Xceed pursuant to this Agreement; and (ii) the nonperformance or breach of any covenant, agreement or obligation of Xceed which has not been waived by the Stockholders collectively in writing.

                  (b) Subject to Section 3.5 hereof, Xceed shall be obligated to indemnify the Stockholders pursuant to this Section 4.4 only with respect to claims for Stockholder Damages as to which the Stockholders shall have given written notice to Xceed on or before the close of business on the sixtieth (60) day following the first anniversary of the Closing Date.

                  (c) Notwithstanding the indemnification provided pursuant to Subsection 4.4(a) above, no amount shall be payable by Xceed in indemnification hereunder or under any other provision of this Agreement in respect of breaches or representations and warranties, unless the aggregate amount of Stockholder Damages in respect of which Xceed would be liable, but for operation and application of the provisions of this subsection, exceeds on a cumulative basis One Hundred Thousand Dollars ($100,000) and then only to the extent of such excess.

                  (d) In any case where Xceed has indemnified the Stockholders for any Stockholder Damages and the Stockholders recover from a third party all or any part of the amount so indemnified by Xceed, the Stockholders shall promptly reimburse to Xceed the amount so recovered.

         4.5 Claims Against the Stockholders. With respect to claims or demands by third parties, whenever the Stockholders shall have received notice that such a claim or demand has been asserted or threatened, which, if valid, would be subject to indemnification under Section


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4.5 hereof, the Stockholders shall as soon as reasonably possible and in any event within fifteen (15) days of receipt of such notice, notify Xceed of such claim or demand and of all relevant facts within its knowledge which relate thereto. Xceed shall have the right at their own expense to undertake the defense of any such claim or demand utilizing counsel selected by Xceed and approved by the Stockholders. In the event that Xceed should fail to give notice of its intention to undertake the defense of any such claim or demand within sixty (60) days after receiving notice that it has been asserted or threatened, the Stockholders shall have the right to defend, satisfy and discharge the same by payment, compromise or otherwise and shall give written notice of any such payment, compromise or settlement to Xceed.

                                    ARTICLE V

                                  MISCELLANEOUS

         5.1 Fees and Expenses. In the event that the transactions contemplated hereby are not consummated, the Stockholders and the Company shall respectively pay the Company's and their own expenses and Xceed shall pay its own expenses incident to negotiation, execution, delivery and performance of the terms of this Agreement and the consummation of the transactions contemplated hereby; provided, however, that in the event that the transactions contemplated hereby are consummated as provided herein, such reasonable expenses of the Company and the Stockholders shall be paid by Xceed.

         5.2 Modification, Amendments and Waiver. The parties hereto may amend, modify or otherwise waive any provision of this Agreement by unanimous consent, provided that such consent and any amendment, modification or waiver is in writing and is signed by each of the parties hereto.

         5.3 Assignment. None of the parties hereto shall have the authority to assign its respective rights or obligations under this Agreement without the prior written consent of the other parties hereto, except that Xceed may assign all or any portion of its respective rights hereunder without the prior written consent of the Company or the Stockholders, provided that the subject assignee agrees to be bound by the provisions hereof, and the Company and the Stockholders shall execute such documents as are necessary in order to effectuate such assignments.

         5.4 Burden and Benefit. This Agreement shall be binding upon and, to the extent permitted in this Agreement, shall inure to the benefit of the parties and their respective successors and assigns. In the event of a default by the Company or the Stockholders of any of their respective obligations hereunder, the sole and exclusive recourse and remedy of Xceed shall be against the Company and the Stockholders, as the case may be, and any of the Company's or the Stockholder's assets; under no circumstances shall any officer or director of the Company be liable in law or equity for any obligations of the Company or the Stockholders hereunder. In the event of a default by Xceed of any of its obligations hereunder, the sole and exclusive recourse and remedy of the Stockholders and the Company shall be against Xceed and its assets; under no circumstances shall any officer, director, stockholder or affiliate of Xceed be liable in law or equity for any obligations of Xceed hereunder.

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         5.5 Brokers. The Company and the Stockholders represent and warrant to
Xceed that, except as set forth on Schedule 3.1(ee) hereto, there are no brokers or finders entitled to any brokerage or finder's fee or other commission or fee based upon arrangements made by or on behalf of the Company or the Stockholders or any other person in connection with this Agreement or any of the transactions contemplated hereby. Xceed represents and warrants to the Company and the Stockholders that no broker or finder is entitled to any brokerage or finder's fee or other commission or fee based upon arrangements made by or on behalf of Xceed in connection with this Agreement or any of the transactions contemplated hereby, other than fees or commissions for which Xceed shall be solely responsible.

         5.6 Entire Agreement. This Agreement and the schedules, exhibits, lists and other documents referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements with respect thereto, whether written or oral.

         5.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

         5.8 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto shall be in writing and delivered personally, by facsimile transmission or telex, or sent by commercial expedited delivery service or registered or certified mail (return receipt requested), postage prepaid, addressed as follows:

            If to the Company
            or the Stockholders:      Methodfive, Inc.
                                      632 Broadway
                                      10th Floor
                                      New York, New York 10012
                                      Attn: Adeo Ressi
                                      Facsimile: (212) 539-0100
                                      E-Mail: adeo@methodfive.com

             with a copy to:          Golenbock, Eiseman, Assor & Bell,
                                      437 Madison Avenue
                                      New York, New York 10022
                                      Attn: Andrew Singer, Esq.
                                      Facsimile: (212) 754-0330
                                      E-Mail: asinger@golenbock.com

            If to Xceed:              Xceed, Inc.
                                      488 Madison Avenue
                                      3rd Floor
                                      New York, New York 10022
                                      Attn: Werner Haase
                                      Facsimile: (212) 688-3434
                                      E-Mail: whaase@xceed.com

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            with a copy to:           Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                      1333 New Hampshire Avenue, N.W.
                                      Suite 400
                                      Washington, D.C. 20036
                                      Attn: Victoria A. Baylin, Esq.
                                      Facsimile: (202) 887-4288
                                      E-Mail: vbaylin@akingump.com

or to such other persons or addresses as may be designated in writing by the party to receive such notice. If sent as aforesaid, the date any such notice shall be deemed to have been delivered on the date of transmission of a facsimile or telex, the day after delivery to a commercial overnight delivery service, or five days after delivery into a United States Postal facility.

         5.9 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

         5.10 Rights Cumulative. All rights, powers and privileges conferred hereunder upon the parties, unless otherwise provided, shall be cumulative and shall not be restricted to those given by law. Failure to exercise any power given any party hereunder or to insist upon strict compliance by any other party shall not constitute a waiver of any party's right to demand exact compliance with any of the terms or provisions hereof.

         5.11 Severability of Provisions. The provisions of this Agreement shall be considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable. Notwithstanding the foregoing, the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

         5.12 Headings. The headings set forth in the articles and sections of this Agreement and in the exhibits and the schedules to this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof.

         5.13 Knowledge Standard. When used in this Agreement, the phrase "to the best knowledge of, " "knowledge of, " "known to" or similar phrases shall mean the actual knowledge of: (i) with respect to Xceed, the officers and directors of Xceed; (ii) with respect to the Company, the officers and directors of the Company; and (iii) each Stockholder, except that with respect to Jupiter Communications, LLC., officers and directors thereof.

         5.14 Joint Preparation. This Agreement was jointly prepared by Xceed, the Company and the Stockholders and is not to be construed against any party hereto. Should any provision of this Agreement be found to be illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, such provision shall immediately become null and void leaving the remainder of this Agreement in effect.

                                    * * * * *

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date and year first above written.

ATTEST:                          XCEED, INC.


                                 By: /s/ Werner Haase
-------------------------            ------------------------------------------
                                          Werner Haase, Chief Executive Officer

ATTEST:                          METHODFIVE, INC.


                                 By: /s/ Adeo Ressi
-------------------------            ------------------------------------------
                                          Adeo Ressi, Chief Executive Officer


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